Exhibit 15.3

Our Ref: 759729_1(AM 20-F (2015) - Consent SRK (2015).docx                                                 28 January 2016

RE:        United States Securities and Exchange Commission

Dear Sirs/Mesdames:

I hereby consent to (a) SRK Consulting UK Ltd. being named in the Annual Report on Form 20-F of ArcelorMittal SA for the year ended December 31, 2015 (the "2015  20-F”)  as having conducted independent audits of the 2011 iron ore reserve estimates on ArcelorMittal SA's properties in Kazakhstan, Bosnia and Ukraine, and coal reserve estimates on ArcelorMittal SA’s properties in Russia and Kazakhstan and (b) the incorporation by reference of the 2015 20-F into Registration Statements Nos. 333-147382, 333-153576, 333-162697, and 333-170117 on Form S-8 and Registration Statement No. 333-202409 on Form F-3 (as amended by Post-Effective Amendment No. 1).

Yours truly,

/s/ Keith Philpott	/s/ Richard Oldcorn
Keith Philpott	Richard Oldcorn
Corporate Consultant, Coal Geology	Chairman & Corporate Consultant (Due Diligence)
SRK Consulting (UK) Limited	SRK Consulting (UK) Limited